UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2018 (May 9, 2018)

Granite Point Mortgage Trust Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38124	61-1843143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 38th Floor New York, NY 10022
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (212) 364-3200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 1.01     Entry into a Material Definitive Agreement.

Master Repurchase Agreement Amendments

Wells Fargo Repurchase Facility

On May 9, 2018, GP Commercial WF LLC, a wholly-owned subsidiary of the Company, entered into an amendment and restatement (the “Wells Fargo Agreement”) of that certain previously disclosed Master Repurchase Agreement and Securities Contract, dated as of June 28, 2017 (as amended, the “Original Wells Fargo Agreement”), with Wells Fargo Bank, National Association (“Wells Fargo”).  The Wells Fargo Agreement converted the Wells Fargo repurchase facility from an approximately $473 million static facility, with no option to finance additional assets, to a revolving repurchase facility, with an initial maximum facility amount of $200 million and options, subject to the terms and conditions of the Wells Fargo Agreement, to increase the maximum facility amount to as much as $475 million. The Wells Fargo Agreement also amended the terms of the Original Wells Fargo Agreement to permit the financing of certain pari passu participation interests in mortgage loans and mezzanine loans.

Morgan Stanley Repurchase Facility

On May 9, 2018, TH Commercial MS II, LLC, a wholly-owned subsidiary of the Company, entered into an amendment (the “Morgan Stanley Amendment”) to that certain previously disclosed Master Repurchase and Securities Contract Agreement, dated as of February 18, 2016 (as amended, the “Morgan Stanley Agreement”), with Morgan Stanley Bank, N.A. (“Morgan Stanley”). The Morgan Stanley Amendment amended the Morgan Stanley Agreement to permit the financing of certain non-controlling pari passu participation interests in mortgage loans and mezzanine loans acceptable to Morgan Stanley in its sole discretion.

Goldman Sachs Repurchase Facility

On May 9, 2018, TH Commercial GS LLC, a wholly-owned subsidiary of the Company, entered into an amendment (the “Goldman Sachs Amendment”) to that certain previously disclosed Master Repurchase and Securities Contract Agreement, dated as of June 28, 2017 (as amended, the “Goldman Sachs Agreement”), with Goldman Sachs Bank USA (“Goldman Sachs”). The Goldman Sachs Amendment amended the Goldman Sachs Agreement to permit the financing of certain non-controlling pari passu participation interests in mortgage loans and mezzanine loans acceptable to Goldman Sachs in its sole discretion.

The foregoing descriptions of the Wells Fargo Agreement, the Morgan Stanley Amendment, and the Goldman Sachs Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Wells Fargo Agreement, the Morgan Stanley Amendment, and the Goldman Sachs Amendment, copies of which are filed herewith as Exhibits 10.5, 10.6 and 10.7, respectively, and incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Master Repurchase Agreement and Securities Contract, dated as of May 9, 2018, by and between Wells Fargo Bank, National Association and GP Commercial WF LLC.
10.2	Fifth Amendment to Master Repurchase and Securities Contract Agreement, dated as of May 9, 2018, by and between Morgan Stanley Bank, N.A. and TH Commercial MS II, LLC.
10.3	Third Amendment to Master Repurchase and Securities Contract Agreement, dated as of May 9, 2018, by and between Goldman Sachs Bank USA and TH Commercial GS LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/ REBECCA B. SANDBERG
Rebecca B. Sandberg
General Counsel and Secretary

Date: May 15, 2018